Lemonade Acquisition of Metromile November 8, 2021

2 Forward Looking Statement Safe Harbor This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this letter to shareholders that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial performance, including the anticipated closing of and synergies related to the Metromile acquisition, our industry, business strategy, plans, goals and expectations concerning our market position, future operations and other financial and operating information. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: uncertainties as to the timing of the consummation of the proposed transaction and the ability of the parties to consummate the proposed transaction; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the approval of Metromile’s stockholders; the ability to obtain required regulatory approvals at all or in a timely manner; any litigation related to the proposed transaction; disruption of Metromile’s or Lemonade’s current plans and operations as a result of the proposed transaction; the ability of Metromile or Lemonade to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Lemonade to successfully integrate Metromile’s operations, product lines and technology; the ability of Lemonade to implement its plans, forecasts and other expectations with respect to Metromile’s business after the completion of the transaction and realize additional opportunities for growth and innovation; the ability of Lemonade to realize the anticipated synergies from the proposed transaction in the anticipated amounts or within the anticipated timeframes or costs expectations or at all; the ability to maintain relationships with Lemonade’s and Metromile’s respective employees, customers, other business partners and governmental authorities; and the other risks, uncertainties and important factors contained and identified; and our inability to predict the lasting impacts of COVID-19 to our business in particular, and the global economy generally. These and other important factors are discussed under the caption “Risk Factors” in our Form 10-K filed with the SEC on March 8, 2021 and in our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward-looking statements represent management’s beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

3 > 3 billion miles of highly textured, closed loop data

4 3rd gen proprietary machine learning models that leverage telematics data to predict risk

5 47% average reported customer savings, while pure gross loss ratio is within ten percentage points of GEICO and Progressive’s direct business

Transaction Overview

Lemonade + metromile

- Lemonade to acquire 100% of Metromile in an all-stock transaction
- Metromile shareholders to receive Lemonade common shares at a ratio of 19:1, representing 6% premium to Metromile's 30-day VWAP
- Deal reflects a fully diluted equity value of ~$500m and an enterprise value of just over $200m[(1)], which represents < 2x 2021 IFP
- Expected to close in Q2 2022[(2)]

(1) Represents equity value less total Metromile cash balance of ~$291 million, including restricted cash and investments, as of June 30, 2021.
(2) Subject only to customary closing conditions including applicable regulatory approvals and approval of Metromile shareholders.

6

“On the issue of matching rate to risk, GEICO clearly missed the bus and was late in terms of appreciating the value of telematics.” Berkshire Hathaway Annual Conference, May 2021 Incumbent’s Dilemma is Our Opportunity • It is difficult for incumbents, with massive legacy businesses to protect, to wholeheartedly adopt new technologies that call for a 30% rate decrease for two-thirds of their customers • That may explain why 96% of incumbent policies use no telematics data, while the 4% that do, tend to turn it off after two weeks, and to underweight its signals • Innovators, legacy-free and built from scratch in the 21st century, are uniquely positioned to lead the industry’s graduation from pricing based on proxies, to pricing based on continuous data streams 7

Metromile’s ten year head start at harnessing AI & big data for car insurance gives them an unsurpassed ability to predict losses per mile driven The transaction should enable Lemonade to bypass the riskiest phase of the Lemonade Car growth trajectory and to leapfrog to a leadership position in pricing & underwriting 8 Metromile Was Built for Precision Pricing Customers generate real-world data Machine learning improves models Getting good at car insurance File using your best models

9 They Complete Us Car-specific data science & Insurance expertise Growth machine Capital Bundleable products Brand Delightful customer experience Injecting Metromile’s precision pricing into Lemonade Car completes the package

Financial Impact & Synergies 10 • More than $100m of seasoned IFP • Bundling across both companies’ books • Accelerated growth trajectory enabled by faster state rollout • 2nd carrier can facilitate optimization of rates & forms across all lines of business Revenue • Ability to leverage Metromile’s data science expertise to deliver loss ratio lower and more predictable than standalone • Significant majority of existing Metromile expense structure to replace previously planned Lemonade 2022 / 2023 expenses • Most of Metromile’s people fit in roles we intended to hire within our existing roadmap • Combined surplus facilitates 35% increase in gross written premium growth capacity Costs Capital